POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned officers and directors of ActionPoint, Inc., a Delaware corporation, do hereby constitute and appoint Stephen S. Francis and John Finegan, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
Laura D. Hawley	Chairman of the Board	April 26, 2002
Stephen S. Francis	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2002
John Finegan	Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 26, 2002
Thomas T. van Overbeek	Director	April 26, 2002
Bruce Silver	Director	April 26, 2002
Patrick Edsell	Director	April 26, 2002
Daniel D. Tompkins	Director	April 26, 2002